Exhibit 15.2

[Letterhead of Junhe Law Offices]

June 27, 2008

VanceInfo Technologies Inc.

3/F, Building 8, Zhongguancun Park,

Haidian District, Beijing, PRC 100094

Dear Sirs,

We consent to the reference to our firm under the headings “Government Regulations” and “Organizational Structure” in VanceInfo Technologies Inc.’s Annual Report on Form 20-F for the year ended December 31, 2007, which will be filed with the Securities and Exchange Commission in the month of June 2008.

Yours faithfully,

/s/ Junhe Law Offices
Junhe Law Offices